Exhibit 10.1


                       INDENTURE OF TRUST UNDER QMED, INC.
                       2003 OUTSIDE DIRECTORS EQUITY PLAN


         (a) This Agreement made this 8th day of August, 2003 by and between QMed, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, of 59 Maiden Lane, Plaza Level New York, NY 10038 (the "Trustee");

         (b) WHEREAS, on May 12, 2003, the Company's stockholders approved the QMed, Inc. 2003 Outside Directors Equity Plan (the "Plan") annexed hereto as Appendix A;

         (c) WHEREAS, the Company has incurred or expects to incur liability under the Plan with respect to the individuals set forth in Appendix B, as may be amended from time to time ("Participants") who are designated to be participants under the Plan;

         (d) WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the participants and their beneficiaries in such manner and at such times as specified in the Plan;

         (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as unfunded arrangements maintained for the purpose of providing deferred compensation for a select group of outside directors for purposes of Title I of the Employee Retirement Income Security Act of 1974;

         (f) WHEREAS, it is the intention of the Company to make contributions to the Trust in the form of shares of the Company's common stock under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                        Section 1. Establishment of Trust

         (a) The Company hereby deposits with Trustee in trust $10.00 which, together with additional amounts and securities hereafter deposited by the Company with Trustee pursuant to the Plan, shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of participants and general creditors of the Company as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust instrument shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust instrument. Neither Trustee nor any participant or beneficiary shall have any right to compel such additional deposits.

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                             Section 2. Payments to
                      Participants and Their Beneficiaries

         (a) The Company shall deliver to Trustee from time to time all necessary instructions as to the amounts payable to or in respect of each participant (and his beneficiaries) in form and substance acceptable to Trustee for determining the amounts to payable, the form in which such amount is to be paid (as provided in the Plan), and the time of payment of such amounts. Trustee may conclusively rely on such instructions, including without limitation the designation of the beneficiaries entitled to receive distributions in the event of the death of a participant. Except as otherwise provided herein, Trustee shall make payments to the participants and their beneficiaries in accordance with such instructions. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld wit respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities unless Trustee determines that such amounts have been reported, withheld, and paid by the Company.

         (b) The entitlement of a participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as the Company shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable by Trustee to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with any instructions issued to Trustee by Company, Trustee shall notify the Company that principal and earnings are not sufficient.


          Section 3. Trustee Responsibility Regarding Payments to Trust
                     Beneficiary When Company is Insolvent.

         (a) Trustee shall make no payment to participants or their beneficiaries at a time when the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

         1. The Chief Executive Officer of the Company shall have the duty to inform Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to participants or their beneficiaries.

         2. Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         3. If at any time Trustee has determined that the Company is Insolvent, Trustee shall make no payments to participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

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

         4. Trustee shall make payment so participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is no longer Insolvent.


                       Section 4. Payments to the Company.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payments have been made to participants and their beneficiaries pursuant to the terms of the Plan.


                        Section 5. Investment Authority.

         (a) In addition to the powers conferred by Section 8(d) hereof, Trustee is authorized and empowered to invest in securities (including stock or rights to acquire stock) or obligations issued by the Company and shall do so if directed by the Company, without regard to principles of diversification or other legal principles that might otherwise apply to investments by trustees. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee and shall in no event be exercisable by or rest with participants. The Trustee also shall have the power to invest in interest-bearing bank accounts, daily-interest funds or accounts, checking accounts, or in obligations of the United States or bank certificates of deposit maturing within six (6) months of the date of the investment. Notwithstanding the foregoing, the Trustee shall invest all or any portion of the trust property as directed in writing by the Company, and Trustee shall have no responsibility or liability for any loss ever sustained with respect to any investment so directed.

         (b) Trustee shall exercise all voting rights with respect to any and all capital stock issued by the Company and held in this Trust in the manner directed in writing by the Company from time to time.

         (c) The Company shall have the right at any time and from time to time in its sole discretion to substitute assets of equal fair market value of any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.


                        Section 6. Disposition of Income

         During the term of this Trust, all income received by the trust, net of expenses and taxes, shall be accumulated and reinvested.

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

                        Section 7. Accounting by Trustee.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Trustee shall keep a separate account for each participant. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a descriptions of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the trust at the end of such year or as of the date of such removal or resignation, as the case may be.


                      Section 8. Responsibility of Trustee.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) Trustee shall have no responsibility to undertake or defend any litigation arising in connection with this Trust unless and until indemnified to Trustee's satisfaction by the Company or otherwise.

         (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

         (e) Notwithstanding any powers granted to Trustee pursuant tot his Trust Agreement or to applicable law, Trustee shall not have nay power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


                Section 9. Compensation and Expenses of Trustee.

         All Trustee's fees and other administrative expenses shall be paid by the Company. The Trustee's fees shall be $200 per month. In addition, the Company will indemnify and hold the Trustee harmless for all cost and liability it incurs as Trustee hereunder, except for willful misconduct or gross negligence.


                 Section 10. Resignation and Removal of Trustee

         (a) Trustee may resign at any time by written notice to the Company, which shall be effective 10 days after receipt of such notice unless the Company and Trustee agree otherwise.

         (b) Trustee may be removed by the Company on 10 days notice or upon shorter notice accepted by Trustee.

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

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 10 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


                      Section 11. Appointment of Successor.

         If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.


                      Section 12. Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.

         (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all payments to participants and their beneficiaries under the Plan have been made. All assets in the trust upon such termination shall be distributed to the Company.


                            Section 13. Miscellaneous

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of New York.

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

                           Section 14. Effective Date

         The effective date of this Trust Agreement shall be August 11, 2003.


                                QMED, INC.



                                By: /s/ Michael W. Cox
                                   --------------------------------------
                                    Michael W. Cox, President


                                AMERICAN STOCK TRANSFER & TRUST COMPANY, Trustee



                                By: /s/ Herbert J. Lemmes
                                   --------------------------------------
                                Name: Herbert J. Lemmes
                                Title:Vice President

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

                                                                      Appendix A


                                   QMED, INC.
                       2003 OUTSIDE DIRECTORS EQUITY PLAN


1.       PURPOSE

         The loyal and dedicated service of "outside" directors is essential to the growth and progress of any public company. Accordingly, the Outside Directors Equity Plan (the "Plan") of QMed, Inc. (the "Company") has been adopted to better enable the Company to retain and attract qualified outside directors to serve on the Company's Board of Directors, while reducing the Company's cash outlay of director's fees. The Plan is also designed to provide a stronger nexus between the contributions made to the Company by its outside directors and the value of the compensation they receive.

2.       ADMINISTRATION

         The Plan will be administered by the Executive Evaluation and Compensation Committee of the Board of Directors (or successor thereto) (the "Committee"). Awards of the Company's Common Stock, par value $.001 per share ("Stock"), and options to purchase the Stock ("Options"), and the amount and nature of the Stock and Options so awarded, will be automatic, as provided in Sections 5 and 6 of the Plan. All questions of interpretation of the Plan will be determined by the Committee. Such determinations will be final and binding upon all persons having an interest in the Plan.

3.       PARTICIPATION IN THE PLAN

         Directors who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Plan.

4.       STOCK SUBJECT TO THE PLAN

         4.1. Total Shares Available. Up to two hundred fifty thousand (250,000) shares (subject to adjustment under Section 11 of the Plan) of Stock are authorized for issuance under the Plan. Such shares of Stock may be issued (i) outright, pursuant to deferred elections set forth in Section 5 of the Plan, or
(ii) upon the exercise of Options. The total number of shares of Stock awarded under (i) and (ii) shall not exceed 250,000. The Company may issue authorized but unissued shares of its Stock, may repurchase shares in the open market or in private transactions, or may otherwise make a sufficient number of shares available under the Plan. The Company shall not be required to reserve or otherwise set aside funds or shares of Stock for the payment of its obligations hereunder. The Company shall make available as and when required a sufficient number of shares of Stock to meet the needs of the Plan.

         4.2. Unexercised or Expired Options. Upon the expiration or termination of any Option under the Plan, the Stock allocable to the unexercised or surrendered portion of such Option will revert to the Plan's pool of Stock, and may thereupon become subject to Stock and Options subsequently awarded under the Plan.

5.       AWARDS OF STOCK

         5.1. Fair Market Value of Stock. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the Nasdaq Stock Market, Inc. (NASDAQ) National Market System or Small Cap Market, or if not then traded or listed on that system, on the securities trading system or stock exchange on which the Stock is then primarily traded or listed; or if the stock is not traded or listed on an exchange the average of the reported bid and ask price on such date.

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

         5.2. Election. Awards of Stock will be made to each eligible director who has submitted to the Committee a written election to receive Stock in lieu of all or any part of the compensation which is not being deferred under any other plan and which otherwise would have been payable currently for services rendered as a director (including the director's retainer, committee and meeting fees) and, where applicable, as Chairman, specified as a percentage of such fees. An initial election shall be made 30 days after the effective date of this plan. In the case of a new director, such election may be effective immediately if received within a reasonable time after the director's election. Each such election shall be effective until revoked by a later written election, but no such later election or modified shall become effective until the first calendar year to begin at least 5 days after the later election is received by the Company.

         5.3. Stock Awards and Formula. On each date of payment of directors fees, a director who has previously submitted an appropriate election to receive Stock in accordance with Section 5.2 above shall receive Stock, as deferred compensation, calculated to the nearest one-thousandth of a share, determined in accordance with the following formula:

         Directors Compensation  x  Percentage Deferred               Number
    Fair Market Value of Stock On the Day Preceding Payment   =      of Shares
                                                                      of Stock

         5.4 Payment Dates. The date of payment for annual director, chairman and committee fees shall be the date of the first meeting of the Company's board of directors following the company's annual meeting of shareholders. Payment dates for board and committee meetings shall be the date of such meetings.

         5.5 Deemed Investments. All amounts deferred for a calendar year shall be treated as having been invested in shares of Common Stock, and the directors account shall be adjusted as set forth below. Each such director's account shall be expressed in shares of Common Stock. In the event any director ceases to be a director during a calendar year, any unearned fees and retainers which were deferred in such calendar year shall be forfeited at the then current Fair Market Value of the Common Stock. Such forfeitures shall not be credited to any other director's account, but shall be kept in a suspense account to be used for the deemed investment of deferrals in subsequent calendar years.

         There shall be credited to each director's account an amount equal to dividends or other distributions with respect to Common Stock at the time such dividends or other distributions are paid or made. With respect to cash amounts so paid, such amounts shall be treated as having been invested in shares of Common Stock.

         No director may acquire under the Plan more than one (1%) percent of the shares of Common Stock outstanding on the date the Plan was adopted, and together with all plans of the Company (other than plans for which shareholder approval is not required) more than five (5%) percent of the Common Stock outstanding on the date the Plan was adopted.

         5.6 Distribution. The Common Stock that each director shall be deemed to have invested in shall be distributed to such director upon the earlier to occur of:

                  (a) Death of the director;

                  (b) Disability of the director preventing continued service on the Board;

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                  (c) A Change in Control as hereinafter defined; or

                  (d) A date specified by the director or, if no date is so specified, the date of termination of service as a director.

         Upon the occurrence of an event specified above, a director or his beneficiary will receive any amounts credited to his or her account in a single lump sum payment, or, if elected at least one year prior to the event, installment payments as determined by the director. A director may elect to change an election to defer payments pursuant to paragraph (d) above if such election is made at least one year prior to the event, and provided that any date specified pursuant to paragraph (d) shall not be earlier than the date n which the director is then entitled to payment of the amounts credited to the director's account. The last election of the time and form of distribution will govern all payments unless such election is made within one year of the date of distribution. All distributions shall be made in the form of Common Stock. If payment is made in installments, the account shall continue to be invested in accordance with the provisions of Section 5.5. A director shall have the right to designate a beneficiary in the event of the director's death, or in the absence of any such designation, the beneficiary shall be the director's estate.

         5.7 Share Certificates, Voting and Other Rights. Any Common Stock held on behalf of a director prior to distribution shall be held in a rabbi trust subject to the claims of the Company's general creditors in the event of the Company's insolvency. Prior to distribution no director shall be entitled to any voting, dividend or distribution rights, however, the trustee of the rabbi trust shall have all such rights with respect to all such shares. No certificates for Common Stock shall be issued to a director until a distribution event occurs as provided in Section 5.6 above. Upon distribution, the certificates for shares issued hereunder shall be issued in the name of such director.

         5.8 Fractions of Shares. The Company shall not issue fractions of shares. Whenever the terms of the Plan a fractional share would otherwise be required to be issued, the director shall be issued full share in lieu of such fractional share based upon the same Fair Market Value which was utilized to determine the number of shares to be issued on the relevant payment date.

         5.9 Change in Control. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to
Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

                  (a) A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

                  (b) During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of the Company cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

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                  (c) The Company shall cease to be a publicly owned corporation having its outstanding stock listed on the or quoted in the NASDAQ National Market System, NASDAQ Small Cap Market or national securities exchange.

         5.10 General Restrictions. The issuance of shares or the delivery of certificates for such shares to director share under shall be subject to the requirement that, if at any time the general counsel of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the general counsel.

6.       AWARDS OF OPTIONS

         All Options awarded under the Plan will be "non-statutory options," and therefore are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"). Each Option awarded under the Plan will be evidenced by a written agreement, grant certificate or electronic notice in such form as the Committee may from time to time approve, consistent with and subject to the following terms and conditions:

         6.1. Exercise Price of Options. The exercise price of Options to be awarded with respect to any calendar quarter shall be one hundred percent (100%) of the Fair Market Value of the Stock on the day preceding.

         6.2. Option Awards and Formula. Following stockholder approval of this Plan, each eligible director shall receive 2,500 Options on the date of the first meeting of the Board of Directors immediately following each annual meeting of the Company's stockholders during the term of the Plan.

         6.3. Exercise of Options. Options may be exercised at any time commencing one year after their grant. To exercise an Option in whole or in part, the holder of an Option ("Optionee") shall give written or approved electronic notice of exercise to the Company's Stock Option Administrator specifying the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares either in cash or in such other consideration as approved by the Committee in its sole discretion including, but not limited to, (i) shares of previously owned Common Stock held by the Optionee for at least six (6) months, or (ii) in the event of hardship and with the advance approval of the Committee, the Company's retention of shares of Common Stock otherwise issuable to the Optionee upon exercise. Shares of Stock used to make payments under subsections (ii) and (iii) shall be valued at Fair Market Value on the date such notice is received by the Stock Option Administrator (or if unavailable on such date, on the next preceding trading date), and the number of shares to be required for payments under (ii) or (iii) shall be rounded to the nearest whole share so that no cash payment shall be required by reason of any fractional amount.

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

         6.4. Termination of Options.

                  (a) Options awarded pursuant to the Plan may not be exercised after the tenth anniversary of the date of grant. Any Options which have not been exercised on or before such tenth anniversary shall thereupon expire.

                  (b) Any Option granted hereunder shall terminate if the director, prior to the first anniversary of the date of grant, ceases to serve as such for any reason, except death or retirement.

                  (c) Any Option awarded a director under the Plan and unexercised, in whole or in part, on the date of his death may be exercised by the personal representative of the deceased director's estate, or by any heir, devisee, or other taker who, by will or operation of law, is entitled to said Option or any portion thereof. In each such case, such Option(s) may be exercised at any time on or before the third anniversary of the director's death or the tenth anniversary of the date of grant, whichever shall be earlier.

         6.5. No Shareholder Rights By Reason of Options. A director does not have any rights whatsoever as a shareholder with respect to any unexercised Option until the date of the issuance to that director of a stock certificate(s) for shares to be issued upon the proper exercise of said Option. No adjustment will be made for dividends or other rights with respect to which the record date occurs prior to the date such certificate is issued.

         6.6. Options Not Assignable Or Transferable. Options awarded under the Plan are not assignable or transferable other than by will or by the laws of intestate succession. During the lifetime of a director, Options awarded under the Plan will be exercisable only by that director.

7.       LIMITATION OF RIGHTS

         7.1. No Right to Continue as a Director. Neither the Plan, the awarding of any Stock or Option, nor any other action taken pursuant to the Plan constitutes or is evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

         7.2. No Rights to Receive Stock or Options After Eligibility Ceases. A director has no rights to receive Stock or Options under the Plan, and will not receive any Stock or Options for any calendar quarter, or part thereof, once he or she: (i) becomes an employee of the Company or any subsidiary of the Company; or (ii) ceases to be a director.

         7.3. Limitation on Rights of Optionee. Except as expressly provided in
Section 9, an Optionee shall have no rights by reason of the issuance of (i) shares of Stock pursuant to this Plan, (ii) additional shares of Stock, (iii) any other security or debenture convertible into Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Stock subject to an Option or the exercise price.

         7.4. Rights of the Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional shares of stock; to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; to participate in a merger, consolidation, or share exchange with another corporation; or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

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

8.       ADJUSTMENTS

         In the event any change is made to the Stock by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, including but not limited to any change whereby the Stock is converted into or exchanged for another class of shares or shares of another entity, appropriate and comparable adjustments will be made to the number and kind of shares subject to the Plan, and to the number and kind of shares and price per share of Stock subject to outstanding Options issued pursuant to the Plan, and the prices of Stock used in calculating the Fair Market Value of the Stock under Section 5.1. All such adjustments will be made in such a manner as avoids dilution or enlargement of the rights of directors under the Plan.

9.       AMENDMENT OF THE PLAN

         The Board of Directors of the Company may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided that, without approval of the shareholders of the Company, no revision or amendment may change the number of shares subject to the Plan (except as provided in Section 9 of the Plan) or materially increase the benefits accruing to participants under the Plan, and provided further that no revision or amendment or termination shall, without the consent of the affected director(s), impair the rights of any director under any Option previously awarded.

10.      LEGAL RESTRICTIONS

                  (a) The Company will not be obligated to issue shares of Stock if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel by the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any Option.

                  (b) Of the 250,000 shares subject to the Plan, no single director may acquire from these new shares more than 145,110 shares, which is one percent of the shares outstanding as of February 4, 2003.

11.      RULE 16b-3 COMPLIANCE

         11.1. Six-Month Holding Period. Unless an Optionee could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

         11.2. Other Compliance Provisions. The Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by an Optionee is exempt from liability under Rule 16b-3, except that Optionees may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Optionee regarding the non-exempt nature of the transaction. The Committee may authorize the Company to repurchase any Option or shares of Stock acquired under the Plan in order to prevent an Optionee from incurring liability under Section 16(b). Unless otherwise specified by the Optionee, equity securities, including derivative securities, acquired under the Plan which are disposed of by an Optionee shall be deemed to be disposed of in the order acquired by the Optionee.

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

12.      GOVERNING LAW

         The Plan will be governed, and its provisions construed, in accordance with the laws of the State of Delaware and applicable federal law, without regard to conflicts of law.


_____________________________________________________

Approved by the Board of Directors February 10, 2003.

Approved by the Stockholders May 12, 2003.


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                                                                      Appendix B

Plan Participants:


                              John J. Gargana, Jr.
                            766 Ocean Avenue, Unit 5
                              Sea Bright, NJ 07760


A. Bruce Campbell
39 Meadow Ridge
Avon, CT  06001


Bruce F. Wesson
Galen Associates
610 Fifth Avenue, 5th Floor
New York, NY  10020


David Feldman
3 Tall Oaks Drive
Warren, NJ  07059


Herbert H. Sommer
Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY  11530



                                   QMED, INC.



                                                       By: /s/ Michael W. Cox
                                                          ----------------------
                                                          Michael W. Cox,
                                                          President

                                                       Dated: August 4, 2003



                                      B-1